Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined balance sheet as of September 30, 2005 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2004 and the nine months ended September 30, 2005 are based on the historical financial statements of Aspyra, Inc. (“Aspyra”) (formerly Creative Computer Applications, Inc. - “CCA”) and StorCOMM, Inc. (“StorCOMM”) after giving effect to the merger as a purchase of StorCOMM by Aspyra using the purchase method of accounting, Aspyra’s change in year end, the private placement, the conversion of certain StorCOMM debt to shares of StorCOMM common stock and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.  See Note 1 for further discussion.

Aspyra and StorCOMM have the same fiscal year end of December 31st.  However, Aspyra changed its fiscal year end from August 31st to December 31st on January 10, 2005 and prior to that date Aspyra and StorCOMM had different fiscal year ends. Accordingly, the unaudited pro forma condensed combined balance sheet combines Aspyra’s historical unaudited consolidated balance sheet as of September 30, 2005 with StorCOMM’s historical unaudited consolidated balance sheet as of September 30, 2005, giving effect to the merger, Aspyra’s change in year end, the private placement, and the conversion of certain StorCOMM debt to shares of StorCOMM common stock as if it had occurred on September 30, 2005. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2004 combines Aspyra’s historical consolidated statement of operations for the year ended August 31, 2004 adjusted to December 31, 2004 related to Aspyra’s change in year end with StorCOMM’s historical consolidated statement of operations for the year ended December 31, 2004. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2005 combines Aspyra’s historical consolidated statement of operations for the nine months ended September 30, 2005 with StorCOMM’ historical consolidated statement of operations for the nine months ended September 30, 2005. The unaudited pro forma condensed combined statements of operations give effect to the merger, Aspyra’s change in year-end, the private placement, and the conversion of certain StorCOMM debt to shares of StorCOMM common stock as if it had occurred on January 1, 2004.

The merger will be accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations. Under the purchase method of accounting, the total estimated purchase price, calculated as described in the Notes to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible and intangible assets of StorCOMM acquired in connection with the merger, based on their estimated fair values. Management has made a preliminary allocation of the estimated purchase price to the tangible and intangible assets acquired and liabilities assumed based on various preliminary estimates. A final determination of these estimated fair values will be based on the actual net tangible and intangible assets of StorCOMM that exist as of the date of completion of the merger. The Company is currently in the process of having these assets valued by an independent third party.

Further, the unaudited pro forma condensed combined financial statements do not include any adjustments for liabilities that may result from integration activities, as management of Aspyra and StorCOMM are in the process of making these assessments, and estimates of these costs are not currently known.  Management anticipates investing approximately $800,000 in new systems for voice and data communications to integrate all of its offices and remote employees together.  This also includes new software licenses to expand its accounting, CRM, and sales management systems throughout the combined company.  In addition, management intends to invest in new marketing programs to launch the merged company, its new name, and its products.

These unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values. They do not include liabilities that may result from integration activities, which are not presently estimable as discussed above. Amounts preliminarily allocated to intangible assets with definite lives may change significantly, which could result in a material change in amortization of intangible assets. Therefore, the actual amounts recorded as of the completion of the merger may differ materially from the information presented in these unaudited pro forma condensed combined consolidated financial statements. The impact of ongoing integration activities and other changes in StorCOMM’ net tangible and intangible assets that occur prior to completion of the merger could cause material differences in the information presented.

The unaudited pro forma condensed combined financial statements have been prepared by the managements of Aspyra and StorCOMM for illustrative purposes only and are not necessarily indicative of the condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had Aspyra and StorCOMM been a combined company during the specified periods. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, Aspyra’s historical consolidated financial statements included in its Annual Report on Form 10-KSB, as amended, for its year ended August 31, 2004 and in its Form 10-QSB for the period ended September 30, 2005, both of which are incorporated herein by reference, and StorCOMM’s historical consolidated financial statements for the year ended December 31, 2004 and for the nine months ended September 30, 2005, which are derived from StorCOMM’s annual financial information included as a separate exhibit.

UNAUDITED PRO FORMA CONDENSED COMBINED

BALANCE SHEET

OF ASPYRA, INC. (FORMERLY CCA) AND STORCOMM, INC.

As of September 30, 2005

	Aspyra 9/30/05	StorCOMM 9/30/05	Adjustments Relating to Merger		Proceeds and Adjustments for Private Placement		Pro Forma
Cash and cash equivalents	$861,027	$12,600	$(985,207	)(c)	$2,820,000	(n)	$2,708,420
Receivables, net	852,477	378,573					1,231,050
Inventory	138,110	6,003					144,113
Prepaid expenses and other assets	333,047	1,000					334,047
Total current assets	2,184,661	398,176					4,417,630
Property and equipment, net	479,065	37,354					516,419
Inventory of component parts	194,135						194,135
Capitalized software costs, net	1,783,044	705,330					2,488,374
Deposits		83,622					83,622
Deferred merger costs	340,077		(340,077	)(f)			0
Goodwill			8,926,817	(a)			8,926,817
Intangible assets			2,188,909	(a)			2,188,909
Total assets	$4,980,982	$1,224,482					$18,815,906

Accounts payable	$431,425	$508,464					$939,889
Accrued liabilities:
Vacation pay	227,503						227,503
Accrued payroll	39,733						39,733
Other	125,841	643,751					769,592
Accrued compensation and related benefits		357,730					357,730
Accrued interest		520,807	(434,009	)(b)			86,798
Deferred service contract income	1,085,341						1,085,341
Deferred revenue on system sales	290,928	1,469,988	(682,629	)(g)			1,078,287
Notes payable	200,000	585,866	(6,470	)(c)			779,396
Notes payable - (related parties)		379,396	(379,396	)(c)			0
Convertible notes payable		850,594	(850,594	)(c)			0
Total current liabilities	2,400,771	5,316,596					5,364,269

Notes payable - long term			285,866	(c)			285,866

Total shareholders’ equity	2,580,211	(4,092,114)	11,857,674	(d)	2,820,000	(n)	13,165,771
Total liabilities and shareholder’s equity	$4,980,982	$1,224,482					$18,815,906

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

OF ASPYRA, INC. (FORMERLY CCA) AND STORCOMM, INC.

For the Year Ended December 31, 2004

	Aspyra Year Ended 8/31/04	Adjustments Relating to Change in F/Y		Aspyra Year Ended 12/31/04	StorCOMM Year Ended 12/31/04	Adjustments Relating to Merger		Pro Forma

NET SYSTEMS SALES AND SERVICE REVENUE:
		(541,019	)(o)
System sales	$3,295,708	844,069	(p)	$3,598,758	$5,426,828	(561,053	)(j)	$8,464,533
		(1,457,182	)(o)
Service revenue	4,360,264	1,547,173	(p)	4,450,255	1,938,102			6,388,357
	7,655,972			8,049,013	7,364,930			14,852,890
COSTS OF PRODUCTS AND SERVICES SOLD:
		(607,784	)(o)
System sales	1,913,745	610,294	(p)	1,916,255				1,916,255
		(540,751	)(o)
Service revenue	1,592,801	542,151	(p)	1,594,201				1,594,201
Cost of revenue -equipment					1,725,662			1,725,662
Cost of revenue -support, training					1,767,533			1,767,533
Cost of revenue -amort of cap software					222,735	(3,712	)(h)	219,023
Total costs of products and services sold	3,506,546			3,510,456	3,715,930			7,222,674

Gross Profit	4,149,426			4,538,557	3,649,000			7,630,216

OPERATING EXPENSES
		(992,595	)(o)
Selling, general and administrative	1,014,235	1,099,279	(p)	1,120,919	2,442,951	437,782	(k)	4,001,652
		(342,824	)(o)
Research and development	2,855,703	406,214	(p)	2,919,093	1,123,357			4,042,450
Total operating expenses	3,869,938			4,040,012	3,566,308			8,044,102
Operating income (loss)	279,488			498,545	82,692			(413,886)

		(1,761	)(o)
INTEREST AND OTHER INCOME	4,603	4,589	(p)	7,431				7,431
		1,888	(o)
INTEREST EXPENSE	(3,704)	(2,020	)(p)	(3,836)	(1,141,162)	1,037,393	(i)	(107,605)
Income (loss) before provision for income taxes	280,387			502,140	(1,058,470)			(514,060)
PROVISION FOR INCOME TAXES	117,763			—	—	(117,763	)(l)	0
NET INCOME (LOSS)	$162,624			$502,140	$(1,058,470)			$(514,060)

EARNINGS (LOSS) PER SHARE:
Basic	$.05							$(.06)
Diluted	.05							(.06)

WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING
Basic	3,318,900							8,317,150 (m)
Diluted	3,467,939							8,317,150 (m)

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

OF ASPYRA, INC. (FORMERLY CCA) AND STORCOMM, INC.

For the Nine Months Ended September 30, 2005

	Aspyra Nine Months Ended 9/30/05	StorCOMM Nine Months Ended 9/30/05	Adjustments		Pro Forma As Adjusted

NET SYSTEMS SALES AND SERVICE REVENUE:
System sales	$1,429,593	$2,998,668	$(2,483	)(j)	$4,425,778
Service revenue	3,679,374	1,177,028			4,856,402
	5,108,967	4,175,696			9,282,180
COSTS OF PRODUCTS AND SERVICES SOLD:
System sales	1,218,254				1,218,254
Service revenue	1,239,678				1,239,678
Cost of revenue -equipment		802,446			802,446
Cost of revenue -support, training		1,477,893			1,477,893
Cost of revenue -amort of cap software		167,049	(36,192	)(h)	130,857
Total costs of products and services sold	2,457,932	2,447,388			4,869,128

Gross Profit	2,651,035	1,728,308			4,413,052

OPERATING EXPENSES
Selling, general and administrative	2,483,681	2,096,473	328,336	(k)	4,908,490
Research and development	873,396	730,713			1,604,109
Total operating expenses	3,357,077	2,827,186			6,512,599
Operating loss	(706,042)	(1,098,878)			(2,099,547)

INTEREST AND OTHER INCOME	13,015				13,015
INTEREST EXPENSE	(11,750)	(847,594)	793,685	(i)	(65,659)
Loss before provision for income taxes	(704,777)	(1,946,472)			(2,152,191)
PROVISION FOR INCOME TAXES	793,877	—			793,877
NET LOSS	$(1,498,654)	$(1,946,472)			$(2,946,068)

LOSS PER SHARE:
Basic	$(.44)				$(.35)
Diluted	(.44)				(.35)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	3,401,011				8,399,011 (m)
Diluted	3,401,011				8,399,011 (m)

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

1.             Basis of Pro Forma Presentation

On August 16, 2005, Aspyra, Inc. (formerly known as Creative Computer Application, Inc. or “CCA”) and StorCOMM, Inc. and Xymed.com, Inc., a wholly owned subsidiary of CCA, entered into a definitive agreement under which Xymed.com would merge with and into StorCOMM in a business combination to be accounted for using the purchase method.  The combined unaudited pro forma historical financial statements assume the issuance of 3,703,900 shares of Aspyra’s common stock including options based on an exchange ratio of shares of StorCOMM common stock for each outstanding share of Aspyra common stock and option.  The actual number of Aspyra’s common stock to be issued was determined based on the actual number of shares of Aspyra’s common stock and all options outstanding as of August 16, 2005.  The average market price per share of Aspyra’s common stock of $2.22 is based on the average closing price for August 11, 2005 through August 19, 2005.  As a condition of the merger, most of the holders of secured and unsecured debt of StorCOMM will convert their outstanding debt of $950,594 at September 30, 2005 and accrued interest to common stock or will receive a discounted cash settlement.

The estimated purchase price and the allocation of the estimated purchase price discussed below are preliminary because the final valuation of the transaction has not yet been completed.  The final allocation of the purchase price will be based on StorCOMM’s assets and liabilities on the closing date.

The following notes to unaudited pro forma condensed consolidated financial statements give effect to the StorCOMM merger and the private placement transaction as if they had occurred, for balance sheet purposes, on September 30, 2005 and, for statement of operations purposes, on January 1, 2004.  The preliminary estimated total purchase price of the merger is as follows:

Value of stock given by Aspyra to StorCOMM	$7,765,560	(*)
Estimated transaction fees and expense	990,077
Total Purchase Price	$8,755,637

(*)  Calculated as 3,498,000 shares multiplied by $2.22 (average closing price for August 11, 2005 — August 19, 2005).

Under the purchase method of accounting, the total estimated purchase price as shown above is allocated to StorCOMM’s net tangible and intangible assets based on their estimated fair values as of the date of the completion of the merger.  The preliminary allocation of the pro forma purchase price is as follows:

StorCOMM tangible assets	$183,945
Capitalized software	705,330
StorCOMM liabilities assumed by Aspyra	(3,249,364)
Other identifiable intangible assets	2,188,909
Goodwill	8,926,817
$8,755,637

A preliminary estimate of $183,945 has been allocated to net tangible assets acquired and $2,894,239 has been allocated to amortizable intangible assets acquired.  The amortization related to the amortizable intangible assets is reflected as pro forma adjustments to the unaudited pro forma condensed combined statements of operations.

The intangible assets acquired in the purchase transaction will have an associated deferred tax liability of approximately $875,564, which will be offset by a corresponding reduction in the valuation allowance of Aspyra’s deferred tax asset.

Identifiable intangible assets.  Acquired developed technology, intellectual property, customer relationships, and distribution channels.  Developed technology related to StorCOMM’s products across all of their product lines that have reached technological feasibility.  Aspyra expects to amortize the fair value based on current and expected future revenue for each product with minimum annual amortization equal to the straight-line amortization over the estimated economic life of the product, not to exceed five years.  In accordance with SFAS 141, the balance of the identifiable intangible assets are expected to be amortized over a life of 5 years with the exception of intellectual property which has indefinite life and will not be amortized.

Goodwill.  Approximately $8.9 million has been allocated to goodwill.  Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and intangible assets.  In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, goodwill will not be amortized but instead will be tested for impairment at least annually.  In the event that the management of the combined company determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

2.             Pro Forma Adjustments

The unaudited pro forma condensed combined financial statements do not include adjustments for liabilities that may result from integration activities, as management of Aspyra and StorCOMM are in the process of making these assessments, and estimates of these costs are not currently known.  Any such restructuring charges would be recorded as expense in the consolidated statement of operations in the period in which they were incurred.

The following is a brief description of the adjustments to the pro forma condensed consolidated balance sheet to reflect the merger as if it had occurred September 30, 2005.

(a)   Represents the goodwill arising from the merger with StorCOMM, Inc.  Goodwill is calculated as $8,755,637 purchase price less $183,945 estimated fair value of net tangible assets and less $2,894,239 estimated identifiable intangible assets net of $3,249,364 liabilities assumed.  Estimated identifiable intangible assets represents $705,330 in capitalized software and $2,188,909 in intellectual property, customer relationships and distribution channels which we anticipate being identified in the purchase valuation and amortized over a life of 5 years.  These allocations are preliminary, as the Company has not received the final valuation.

(b)   Represents the elimination of accrued interest on notes payable that will be converted as part of the merger.

(c)   Represents the elimination of $100,000 of secured debt and $850,594 of unsecured debt, which will be converted to common stock along with the payment of $335,207 as consideration to settle a portion of the unsecured notes payable.  In addition, there is a reclassification of $285,866 of notes payable from current to long term.  The following table represents a reconciliation of total debt:

Total StorCOMM debt at 9/30/05	$1,815,856
Total CCA debt at 9/30/05	200,000
Elimination of StorCOMM secured debt	(100,000)
Elimination of StorCOMM unsecured debt	(850,594)
Subtotal pro forma debt at 9/30/05	1,065,262
Reclass from current to long term debt	(285,866)
Total current pro forma debt after conversions	779,396

(d)   Represents the conversion of StorCOMM, Inc. stock to Aspyra, Inc. common stock.  The following table represents a reconciliation of the adjustment to equity:

Elimination of secured debt	$100,000
Elimination of unsecured debt	850,594
Cash payment to settle unsecured notes payable	(335,207)
Elimination of accrued interest	434,009
Subtotal - StorCOMM Debt Conversions	1,049,396

Goodwill	8,926,817
Other intangibles	2,188,909
Reduction of deferred revenue	682,629
Deferred merger costs at 9/30/05	(340,077)
Estimated merger transaction costs	(650,000)

Total adjustments to equity	$11,857,674

(e)   Represents the $335,207 payment to settle a portion of the unsecured notes payable as noted in (c) above and the net of the payment of approximately $650,000 in net merger transaction costs.

(f)    Represents deferred merger costs, which will be included in the net purchase price.

(g)   Represents reduction of deferred revenues to fair market value (future cost).

The following is a brief description of the adjustments to the pro forma condensed consolidated statement of operations to reflect the merger as if it had occurred on January 1, 2004.

(h)   Adjustment to amortization expense related to the capitalized software acquired.

(i)    Represents elimination of interest expense related to notes payable that will be converted as part of the merger.

(j)    To reflect the effect of the reduction of deferred revenue recorded at fair market value at January 1, 2004.

(k)   To record the amortization of the intangible assets.

(l)    To reverse income taxes as a result of pro forma loss.

(m)  Basic weighted average shares outstanding have been adjusted to include 3,498,000 shares of Aspyra common stock issued to finance the merger with StorCOMM, to include 1,500,000 shares of Aspyra common stock that issued as a result of the private placement, and also to include an additional 250 shares resulting from the change in fiscal year end for the earnings per share as of December 31, 2004.

3.             Proceeds and Adjustments for Private Placement

Aspyra (formerly CCA) entered into a private placement agreement with a limited group of accredited investors for a private placement of its common stock.  Aspyra issued 1,500,000 new shares of common stock at a price of $2.00 per share.  Aspyra also issued 300,000 two-year warrants at an exercise price of $3.00 per warrant to the investors.  This investment was contingent upon the successful closing of the merger.

The shares are subject to registration rights.  In accordance with a recent SEC speech and pending literature, the Company believes that the liquidated damage penalties are limited to the difference between the fair value of registered and unregistered shares, therefore the proceeds are classified as equity.  This is subject to change based on future interpretation of literature.

The following is a brief description of the adjustments to the pro forma condensed consolidated balance sheet to reflect the private placement transaction as if it had occurred September 30, 2005:

(n)   Represents the net proceeds from the private placement transaction, which consists of cash received for issuance of 1,500,000 shares of common stock at $2.00 per share net of approximately $180,000 of transaction fees.

4.             Adjustments Relating to Change in Fiscal Year

On January 10, 2005, the board of directors of Aspyra resolved to change the Company’s fiscal year end from August 31 to December 31.

The following adjustments were made to the pro forma condensed consolidated statement of operations for the year ended December 31, 2004:

(o)   Represents adjustment made to remove the period of September 1, 2003 thru December 31, 2003.

(p)   Represents adjustments made to add the period of September 1, 2004 thru December 31, 2004.